UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2024

CHROMADEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37752	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Wilshire Blvd. Suite 600, Los Angeles, California 90024
(Address of principal executive offices, including zip code)

(310) 388-6706
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CDXC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On November 20, 2024, ChromaDex Corporation (the “Company”) entered into an amendment (the “Amendment”) to the At Market Issuance Sales Agreement, dated as of June 12, 2020 (the “Sales Agreement”) governing the Company’s “at-the-market” equity offering program for its common stock, par value $0.001 per share, in order to (i) revise the list of Sales Agents under the program to include Roth Capital Partners, LLC (“Roth Capital Partners”), (ii) remove B. Riley Securities, Inc. (formerly B. Riley FBR, Inc.) as Sales Agent, (iii) update the provisions regarding notice accordingly, and (iv) make other conforming changes. As a result of the Amendment, Raymond James & Associates, Inc. and Roth Capital Partners will continue as the Sales Agents pursuant to the Sales Agreement.

A copy of the Amendment, dated November 20, 2024, is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the material terms of the Amendment in this Item 1.01 is qualified in its entirety by reference to the Amendment, which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Amendment No. 1, dated November 20, 2024, to the At Market Issuance Sale Agreement, dated June 12, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHROMADEX CORPORATION

Dated: November 21, 2024	By:	/s/ Robert Fried
Name: Robert Fried
Chief Executive Officer